                                                                    Exhibit 6(a)



                                    CHARTER

                                      OF

                                THE PENN MUTUAL

                                LIFE INSURANCE

                                    COMPANY

4

                               Explanatory Note

         The Charter of The Penn Mutual Life Insurance Company consists of the Act of Assembly of the Commonwealth of Pennsylvania approved February 24, 1847, as specifically amended by supplementary acts and the Articles of Amendment adopted by the Company in 1961, 1967, 1980, and 1983, and as modified by The Insurance Company Law of 1921. This booklet states the text of those sections of the original and supplementary acts which, as amended, are now in effect as part of the Charter. Footnotes to each section of the Charter as reproduced indicate its source, any amendments which have been made, and any supplementary act which relates to it. The footnotes also indicate where repeal of an original section has occurred.

         The supplementary Act of March 20, 1860 granted to the Company certain powers then held by The Pennsylvania Company for Insurances on Lives and Granting Annuities with respect to the execution of trusts. Relevant sections of acts granting such powers to The Pennsylvania Company are set forth below, together with a reference to all acts which constituted the Charter of The Pennsylvania Company at the time of enactment of the 1860 Supplement to the Charter of The Penn Mutual Life Insurance Company.

         The Pennsylvania Insurance Company Law of 1921 (Act of May 17, 1921, P.L. 682) is applicable to companies such as The Penn Mutual Life Insurance Company except as that law provides otherwise. Reference is made in the footnotes to sections of that law, as amended, which relate to or affect directly the provisions of the Charter as it is now constituted.

May, 1983

                                    CHARTER

         SECTION 1. Be it enacted by the Senate and House of Representatives of the Commonwealth of Pennsylvania in General Assembly met, and it is hereby enacted by the authority of the same, That James E. Richardson, John G. Brenner, Richard S. Newbould, William M. Clark, William B. Cooper, John W. Hornor, Samuel
C. Shepherd, William A. Everly, Daniel L. Miller, William Robertson, Samuel Dutton, Daniel L. Hutchinson, Edward Lukens, William Martin, Edmund A. Souder, Ellis S. Archer, William B. Hart, Edward H. Trotter, Samuel E. Stokes, Benjamin Coates, Theodore S. Paulding, Lewis Cooper, Samuel W. Weer, Charles Schaffer, A.
W. Harker, Joseph M. Thomas, William H. Carr, and all other persons who may hereafter associate with them, in the manner hereinafter prescribed, shall be a body public and corporate, by the name of "The Penn mutual life insurance company;" and by that name shall have perpetual succession, and may sue and be sued, and hold, purchase, receive and convey real and personal estate, and may make and use a common seal, and alter or change the same at pleasure, and make by-laws, not inconsistent with any existing law, for the management of its property and the regulation of its affairs./1/

         SECTION 2. In addition to the general powers and privileges of a corporation, as the same are declared by the foregoing section, the corporation hereby created, shall have the power to insure the respective lives of its members and others, and to make all and every insurance appertaining to or connected with life risks, of whatsoever kind or nature, and to receive and execute trusts, to make endowments, and to grant and purchase annuities. The powers of the corporation shall include the power to insure against personal injury, disablement, or death resulting from traveling or general accidents, and against disablement resulting from sickness, and every insurance appertaining thereto./2/

___________________________
/1/
Section 1 of the original Charter, Act of February 24,1847, P.L. 159, entitled "An Act to incorporate the Penn mutual life insurance company," as amended by the 1983 Articles of Amendment. The 1983 Articles of Amendment were adopted by a special meeting of members held March 1, 1983. They were recorded in the office of the Secretary of the Commonwealth (File 8319, p. 999) and were recorded in the Department of Records of the City of Philadelphia (Misc. Book EFP-2001, p.
494) on April 15, 1983, on which date they became effective.

         See Section 344 of The Insurance company Law of 1921 (May 17, 1921, P.L. 682) for an additional provision concerning judicial proceedings.

/2/
Section 2 of the original Charter. The last sentence was added by the 1961 Articles of Amendment. The 1961 Articles of Amendment were adopted by a special meeting of members held January 3, 1961. They were recorded in the office of the Secretary of the Commonwealth (File 3-1-61.05 p. 426) and were recorded in the Department of Records of the City of Philadelphia (Misc. Book 391 p. 440) on February 23, 1961, on which date they became effective.

   The Supplement of 1860, Section 2, adds the trust powers of The Pennsylvania Company for Insurances on Lives and Granting Annuities. (See Explanatory Note on page 3.)

    Section 103 of The Insurance Company Law of 1921, as amended, provides:
"Scope of Act.-Except as in this act otherwise provided, the provisions of this act, in so far as they are applicable, shall apply: *** (d) to all domestic insurance companies, incorporated under any general or special law prior to the thirteenth day of October, one thousand eight hundred and fifty-seven, which, by the terms of their charters or the acts under which they were incorporated, hold charters subject to alteration or revocation:***.

     "All insurance companies to which this act applies and which have the required capital and reserve may transact any one or more of the classes of insurance authorized by section two hundred and two (202) of this act in the same manner and to the same extent as insurance companies incorporated under the provisions of this act.

    "No insurance company heretofore created and to which this act applies shall be deprived of any right which it enjoys under its charter to engage in any business other than insurance.***"

    Section 202 of The Insurance Company Law of 1921 provides: "Purposes for Which Companies May be Incorporated; Underwriting Powers.-(a) Stock or mutual life insurance companies may be incorporated for any or all of the following purposes: (1) To insure the lives of persons and every insurance appertaining thereto to grant and dispose of annuities: including variable life insurance contracts and variable annuity; contracts under which values or payments
                                                               (continued.....)

         SECTION 3. All persons who shall insure with the corporation under a policy of insurance or their heirs, executors, administrators or assigns, or who under the terms of an annuity contract issued by it are entitled to receive annuity payments shall thereby become members during the period such policy or contract shall be in force as an unmatured insurance policy or as an annuity contract during the life of the annuitant, except that (1) the holder of a group policy or contract shall be a member while such policy or contract remains in force, and shall be the only one entitled to qualify as a member with respect to such policy or contract, and (2) in the case of a deferred annuity contract the owner of the contract shall be the one entitled to qualify as a member with respect to such contract during the period of deferment of annuity payments. No person shall qualify for membership with respect to a life insurance policy or an annuity contract which after surrender, maturity or death of the insured or annuitant has become payable under an income form of settlement./3/

         SECTION 4. (a) All the corporate powers of the corporation shall be exercised by a board of trustees and such officers and agents as may be duly elected or appointed. The board of trustees shall consist of members of the corporation. The number of trusteees shall be as determined from time to time by the board of trustees, but their number shall not be less than the number required by the laws of the Commonwealth of Pennsylvania. The board shall be divided into three classes equal in number or as nearly equal as possible but subject to the provisions of subsection (b). Classes shall be determined by the year in which terms expire, so that each year the members of only one class shall retire and their successors be chosen by election by the members of the corporation. This section shall not be construed to prevent reelection of an outgoing trustee. Trustees shall be elected for a term of three years or until their successors shall be elected and qualify, except that if such election will result in an unequal number in each class the board of trustees shall fix the terms for which successor trustees shall be elected at one, two or three years in such manner as will result in an equal number or as nearly equal as possible in each of the classes. At an election of trustees nominees for election to a specific class who receive the highest number of votes among nominees for such class shall be elected in the number necessary to fill such class.

___________________

/2/
(...continued)
or both vary in relation to the investment experience of the issuer or a separate account or accounts maintained by the issuer and to insure against personal injury, disablement, or death resulting from traveling or general accidents, and against disablement resulting from sickness and every insurance appertaining thereto, when written as a part of a policy of life insurance.***"

/3/

  As supplied by the 1961 Articles of Amendment Section 3 of the original charter was repealed by the 1983 Articles of Amendment. Section 4 of the original Charter was repealed by the Supplement of 1851.

      Section 309 of The Insurance Company Law of 1921 provides: "Voting by Stockholders and Members; Proxies Record of Votes.-In the choice of directors or trustees, and at all meetings of the company*** each member in a mutual company, shall be entitled to one vote*** Proxies may be authorized by written power of attorney. The record of the votes made by the secretary, which shall show whether the same were cast in person or by proxy, shall be evidence of all such elections."

    Section 310 of The Insurance Company Law of 1921 provides: "Cumulative Voting.-In all elections for directors or trustees of any stock or mutual insurance company, each member or stockholder having a right to vote may cast the whole number of his votes for one candidate, or distribute them upon two or more candidates, as he may prefer, that is to say: If the member or stockholder having a right to vote owns one share of stock, or has one vote, or is entitled to one vote for each of seven directors or trustees by virtue thereof, he may give one vote to each of said seven directors or trustees, or seven votes for any one thereof, or a less number of votes for any less number of directors or trustees, whatever may be the actual number to be elected, and in this manner may distribute or cumulate his votes as he may see fit."

         Death or resignation of an incumbent trustee or the ceasing of an incumbent trustee to be a member of the corporation shall create a vacancy if the number of incumbents remaining in office in his class is less than the stated number for his class and the number of incumbents remaining in all classes is less than the stated number for all classes.

         (b) The board of trustees may by resolution change the stated number of trustees. Such resolution shall divide the stated number into three classes equal in number or as nearly equal as possible determined by terms expiring in successive years, provided that a change in number shall become effective subject to the provisions of this subsection.

         If the stated number of trustees is increased, the number added to a class shall constitute a vacancy or vacancies in such class with term expiring at the same time as for other trustees in the class.

         A reduction in a class to the stated number fixed for such class shall be made only as vacancies shall occur by death or resignation of an incumbent in such class or the ceasing of such an incumbent to be a member of the corporation.

         (c) Any vacancies in the board of trustees, including vacancies resulting from an increase in the number of trustees or failure of the members to fill any class of trustees, may be filled by an election by the board of trustees for the unexpired term.

         (d) The trustees shall annually elect a president, a secretary, a treasurer and such other officers as the by-laws may provide, who shall continue in office for a term of one year or until others shall be elected in their stead. The president shall be elected from among the members of the corporation. The by-laws may provide for appointment of additional officers by the president subject to annual approval by the trustees./4/

_________________

/4/

  Section 5 of the original Charter as amended by the 1967, 1980 and 1983 Articles of Amendment. The 1967 Articles of Amendment were adopted at a special meeting of members held February 20, 1967. They were recorded in the office of the Secretary of the Commonwealth (File 3-1-67.10, p. 675) and were recorded in the Department of Records of the City of Philadelphia (Misc. Book No.798, p. 215-224) on April 24, 1967, on which date they became effective.

    The 1980 Articles of Amendment were adopted at a special meeting of members held March 4, 1980. They were recorded in the office of the Secretary of the Commonwealth (File 80-20, p. 430) on March 25, 1980, and recorded in the Department of Records of the City of Philadelphia (Misc. Book 1729, p. 165) on April 16, 1980, on which date they became effective.

   Section 308 of The Insurance Company Law of 1921, as amended by the Acts of July 2, 1953, P.L. 336 and 337, and November 27, 1968 P.L. 1118 provides:

   "Election of Directors and Trustees; Terms; Vacancies.-At the annual meeting, the stockholders or members shall elect by ballot, from their own number, not less than seven directors or trustees, who shall be natural persons of full age, and who need not be residents of this Commonwealth unless the articles or by-laws so require: Provided, however, That at least two-thirds of the said directors or trustees shall be citizens of the United States or its territories or possessions. Such persons shall serve for one year and until their successors are duly chosen and qualified.

    "Any insurance company may provide in its by-laws for the division of its board of directors or trustees into two, three, or four classes, and may provide for the election thereof at its annual meetings in such manner that the members of one class only shall retire, and their successors be chosen, each year. Vacancies, including vacancies resulting from an increase in the number of directors or from failure of the stockholders to fill any class of directors, may be filled by an election by the board of directors or trustees for the unexpired term.

    "Any stockholder or member elected to the post of director or trustee shall continue in office unless the insurance commissioner, after such investigation as he deems proper, shall determine that the responsibility, character, and general fitness for the business, of such individual are not such as to command the confidence of the public and to warrant the belief that the business of the company will be honestly and efficiently conducted in accordance with the intent and purpose of this act. Any adjudication by the insurance commissioner pursuant to this section shall be subject to the provisions of the `Administrative Agency Law,' act of June 4, 1945 (P. L. 1388)."

    Section 312 of The Insurance Company Law of 1921 provides: "Acceptance by Directors and Trustees Powers; Quorum Salaries.-The directors or trustees, before they are qualified to act, shall file with the secretary a written acceptance of the trust; and they, or a majority of them, when statedly convened at the
                                                                  (...continued)

         SECTION 5. The persons named in the first section of this act,/5/ shall constitute the first board of trustees./6/

         SECTION 6. The annual meeting for the election of trustees shall be held at such time on or before the first day of May as the by-laws of the corporation may direct, at such place in the city or county wherein the corporation is domiciled as the board of trustees shall designate. Notice of such time and place shall be given to the members as may be required by the laws of the Commonwealth of Pennsylvania./7/ The board of trustees shall appoint three members of the said corporation, not trustees, to be inspectors, to conduct such elections; and if any of said inspectors decline or fail to attend, the trustees may appoint others to fill such vacancies./8/

         SECTION 7. No member of this corporation shall be liable or assessed for any losses or expenses of said corporation beyond the amount of the premium which he may agree to pay said corporation./9/

         SECTION 8. The trustees may establish the procedure for determining the rates of premium, terms of insurance, and the sum to be insured./10/

         SECTION 9. Suits at law may be maintained by said corporation against any of its members, for any cause relating to the business of said corporation; also, suits at law may be prosecuted and maintained by any member against the said corporation, for losses by death, if payment is withheld more than three months after the company is duly notified of such losses; and no member of the corporation shall be debarred his testimony as a witness in any case, on account of his being a member of the said company; and no member of the said corporation, not

__________________

/4/
(...continued)
office of the company, or when convened after special notice to each member, shall be competent to exercise all the powers vested in them by law. A majority of the directors or trustees shall constitute a quorum. Any insurance company may allow and pay to directors compensation for acting as such."

/5/

Section 1 of the original Charter as set forth above.

/6/

Section 6 of the original Charter .

/7/

Section 304 of The Insurance Company Law of 1921, as amended, provides: "Annual Meeting of Stockholders or Members; Notice-The annual meeting for the election of directors or trustees of any insurance company shall be held at such time on or before the first day of May as the by-laws of the company may direct; of the time and place of which meeting at least thirty days' previous notice shall be given to the stockholders, or, in the case of a mutual company, to the members, by publication not less than three times in at least two daily or weekly newspapers, and in the legal periodical, if any, designated by the rules of court of the proper county for the publication of legal notices, published in the city or county wherein the company is domiciled.

/8/

 Section 7 of the original Charter as amended by the 1961, 1967 and 1983 Articles of Amendment. Section 8 of the original Charter was repealed by the Supplement of 1851.

/9/
 Section 9 of the original Charter, as amended and renumbered by the 1961 Articles of Amendment, and as amended by the 1980 Articles of Amendment.

/10/
 Section 10 of the original Charter, as renumbered by the 1961 and 1983 Articles of Amendment, and as amended by the 1980 Articles of Amendment.

being in his individual capacity or party to such suit, shall be incompetent as a witness in any such suit, on account of his being a member or an officer of said company./11/

         SECTION 10. The principal office of the corporation shall be at such place in the Commonwealth of Pennsylvania as the trustees shall from time to time direct, and the business of the corporation shall be carried on at its principal office and at such other offices and agencies in such locations as the chief executive officer may from time to time establish./12/

         SECTION 11. No policy shall be issued by said company, until application shall be made for insurance of sums on lives, amounting, in the aggregate, to one hundred thousand dollars at least; and the trustees shall have the right to purchase, for the benefit of the company, all policies of insurance or other obligations, issued by the company./13/

         SECTION 12. The legislature may, at any time, alter or repeal this act, in such manner, however, as shall do no injustice to the corporators, or injuriously effect any contract or engagement made by or with the said company./14/




_______________

/11/
 Section 13 of the original Charter as renumbered by the 1961 and 1983 Articles of Amendment. Section 11 of the original Charter was repealed by the 1983 Articles of Amendment. Sections 12, 14 and 15 of the original Charter were repealed by the Supplement of 1851. Section 16 of the original Charter was repealed by the 1961 Articles of Amendment.

/12/
 Section 17 of the original Charter as renumbered by the 1961 Articles of Amendment, and as amended by the 1980 Articles of Amendment.

/13/
 Section 18 of the original Charter as renumbered by the 1961 and 1983 Articles of Amendment. Sections 19, 20 and 21 of the original Charter were repealed by the 1983 Articles of Amendment.

/14/
 Section 22 of the original Charter as renumbered by the 1961 and 1983 Articles of Amendment.

                      Act of February 18, 1851, P. L. 86

                                 A SUPPLEMENT

                To the act entitled "An Act to incorporate the
                     Penn Mutual Life Insurance Company."

         SECTION 3./15/ That it shall be lawful for the said corporation to invest their premiums, profits, and capital, in bonds and mortgages, ground rents, stocks, and loans of the United States and State of Pennsylvania, and also in all stocks created by or under the laws of the United States or of this State, or of any of the other States of the Union, and to lend the same upon the security of such stocks, and to sell, transfer, and change the same, and to invest the funds of said corporation when the trustees shall deem the same expedient./16/

         SECTION 4. That it shall also be lawful for the said corporation to lend or invest, not exceeding fifty per cent of their funds in loans or stocks of an incorporated city, district, or borough, or other good securities, and the same to sell, transfer, change, or re-invest, as the trustees may deem proper./17/

         SECTION 5. That the officers of said company shall each year, cause a statement to be made of the affairs of the company; and if after paying all losses and expenses of the said company, and providing for outstanding risks for the year preceding the same, there remain a surplus, each member shall be entitled to such a proportion of the said surplus as the cash premiums paid by such members may bear to the aggregate surplus so declared the statement so made shall be binding upon all persons entitled to receive certificates as hereinafter mentioned; for the proportionate share of each member so ascertained, a certificate shall be issued declaring him or them to be entitled to such a portion of the accumulated capital of the company, such certificates to be construed and governed as hereinafter mentioned; but no certificate shall be redeemed or paid off, until the assets of the company amount to four hundred thousand dollars; no certificate shall be issued for a less amount than ten dollars, or for any fractional part of ten dollars. Whenever the accumulated capital shall exceed four hundred thousand dollars, the excess may be applied from year to year thereafter, towards the redemption of each years certificates in whole or in part, as may be determined on by the board of trustees, provided the assets of the company exceed the value of the policies in force, to an amount equal to the dividend or certificates to be paid off; but the certificates of a subsequent year are not to be redeemed until those of a preceding year are provided for; the trustees may at their

______________

/15/Sections 1 and 2 of this Act were deleted by the 1961 Articles of Amendment.

/16/See note 11.

/17/See note 11.

discretion declare and pay interest on such certificates, at a rate not exceeding six per cent. per annum./18/

         SECTION 6. That in case of the death of any member of the said company, the amount of the policy in his name shall be paid to the party entitled thereto by the terms thereof, within sixty days thereafter; the certificates of dividend standing in his name or to his credit, shall also be transferred at the same time to the person legally entitled thereto, except that in the case of any husband insuring his life for the benefit of his widow; in all such cases the said certificates shall be transferred to the widow. But the profits and accumulation standing to the credit of such persons as have ceased to be members by nonpayment of premiums, or a renewal of their policies, agreeably to the by-laws, shall be deemed forfeited for the use of the corporation.

         SECTION 7. That the sections of the act entitled "An Act to incorporate the Penn Mutual Life Insurance Company, and numbered respectively sections four, eight, twelve, fourteen, and fifteen, /19/be, and the same are hereby repealed."

                                 JOHN CESSNA
                   Speaker of the House of Representatives.

                                        BENJN. MATTHIAS,
                                              Speaker of the Senate.

         Approved-The eighteenth day of February, A.D., one thousand eight hundred and fifty-one.

                                                          Wm. F. Johnston.

___________________

/18/As amended by the 1961 Articles of Amendment. See Supplement of 1864 and Supplement of 1870, sec. 3, for further provisions concerning distribution of surplus.

/19/For the sources of the Sections of the present Charter bearing these numbers, see the footnotes to these Sections.

                      Act of February 24, 1853, P.L. 107

                             A FURTHER SUPPLEMENT

                 To an act entitled "An Act to incorporate the
                     Penn Mutual Life Insurance Company."

     SECTION 1. Be it enacted by the Senate and House of Representatives of the Commonwealth of Pennsylvania in General Assembly met, and it is hereby enacted by the authority of the same, That the third section of the act to which this is a supplement shall not be so construed as to prevent said company from purchasing, receiving, taking, and holding as investments and conveying the same, any ground rents or life interests in real estate, but the said company shall have authority to purchase, receive, take, hold, and convey in fee simple or for any less estate, from time to time as they may deem fit, any and all ground rents and life estates in any and all real property./20/

                                 W. P. SCHELL,
                   Speaker of the House of Representatives.

                                 THO. CARSON,
                                     Speaker of the Senate.3

Approved-The twenty-fourth day of February, A.D., one thousand eigth hundred and fifty-three.

                                                                 WM. BIGLER.

_______________

/20/See note 3.

                       Act of March 20, 1860, P. L. 202

                                 A SUPPLEMENT

                         To the act to incorporate the
                     Penn Mutual Life Insurance Company."

         SECTION 1. Be it enacted by the Senate and House of Representatives of the Commonwealth of Pennsylvania in General Assembly met, and it is hereby enacted by the authority of the same, That the Penn mutual life insurance company be and are hereby authorized to take and hold the title, in fee simple, to a certain messuage and lot of ground, situate on the north side of Chestnut street, between Ninth and Tenth streets, in the city of Philadelphia, containing in front on Chestnut street forty-eight feet one and a half inches, more or less, and extending in depth northward two hundred and twenty-two feet, more or less, to a forty feet wide court; and also at any time to grant, sell and convey the same, or any part thereof, in fee simple.

         SECTION 2. That all powers, rights and privileges heretofore given to, conferred upon, and now exercised by the Pennsylvania company for insurances on lives and granting annuities, as to the receipt, custody and payment of trust moneys, the acceptance and execution of trusts in the capacity of assignee, trustee, guardian, executor, administrator or committee of lunatics, be and the same are hereby given to and conferred upon the said the Penn mutual life insurance company, to be exercised as fully in all respects as the same are now held and exercised by the said the Pennsylvania company for insurances on lives and granting annuities; subject, however, to all the restrictions and provisions of the several acts of assembly conferring said powers, in regard to the rate of interest to be paid to depositors, and the investments of trust funds./21/

                                             JOHN M. THOMPSON

                           Speaker of the House of Representatives pro tem.

                                                  WM. M. FRANCIS,
                                                      Speaker of the Senate.

         Approved-The twentieth day of March, Anno Domini one thousand eight hundred and sixty.

_______________

/21/The Charter of The Pennsylvania Company for Insurances on Lives and Granting Annuities as of the date of enactment of the Supplement of 1860 consisted of the following acts: Act of March 10, 1812 P.L. 94; Act of April 8, 1829, P.L. 142; Act of February 26, 1836, P.L. 49; Act of March 24, 1851 P.L. 225; Act of March 18, 1852, P.L. 167, and Act of March 26, 1853; P.L. 232.

    Section 1 of the Act of 1836 provides: "*** That the Pennsylvania Company for Insurances on lives and granting annuities, be and they hereby are authorized, and empowered to accept and receive moneys, or other property, real or personal, in trust, to accumulate the interest or income thereof, at such rates and in such manner as may be agreed on, or to allow and pay such interest or income therefor and thereon, as may be stipulated and agreed on between the parties, not exceeding the legal rate of interest. And also to accept and execute trusts of any and every description, which may be committed or transferred with their consent to them, by any person or persons whatever, bodies corporate or politic, or by any court of the United States, or of the commonwealth of Pennsylvania."

    The Act of 1853 provides that the powers conferred by the Act of 1836 include the power to act as executors or administrators.

                                                                 Wm. F. Packer

                        Act of March 16, 1864, P.L. 15

                             A FURTHER SUPPLEMENT

                          To an act incorporating the
                     Penn Mutual Life Insurance Company."

         SECTION 1. Be it enacted by the Senate and House of Representatives of the Commonwealth of Pennsylvania in General Assembly met, and it is hereby enacted by the authority of the same, That all life premiums, hereafter paid to the said company, whether by note, or in cash, shall participate equally in such division of surplus as shall hereafter be declared, in pursuance of the provisions of section fourteen of the act of incorporation of the said, the Penn Mutual Life Insurance Company./22/

                                                  HENRY C. JOHNSON,
                                       Speaker of the House of Representatives.

                                                  JOHN P. PENNEY,
                                                        Speaker of the Senate.

         Approved-The sixteenth day of March, Anno Domini one thousand eight hundred and sixty-four.

                                                           A. G. CURTIN.

_________________

/22/Section 14 of original Charter had been repealed by Supplement of 1851. See section 5 of that Supplement and section 3 of the Supplement of 1870 for other existing provisions concerning distribution of surplus.

                        Act of March 11, 1870, P.L. 384

                                 A SUPPLEMENT

            To the act incorporating the Penn Mutual Life Insurance
                   Company of Philadelphia, granted February
                       twenty-fourth, one thousand eight
                           hundred and forty-seven.

         WHEREAS, The time allowed by the original charter of said company for the election of trustees is inconveniently brief:

         And Whereas A difference of opinion has arisen respecting the legality of voting by proxy at such elections:

         And Whereas Experience has proved that the present system of declaring dividends is unjust to the insured:***/23/

         SECTION 3. That in lieu of the manner of returning the surplus to insured members, as directed by section fourteenth of the original charter, it shall and may be lawful for said company to return the same either in cash or in script, or by reversionary addition to the policies, and in such sums as may express the equitable proportion of the aggregate surplus to which each member is entitled, according to the actual value of the premiums paid, which sums shall be credited to the insured or received in reduction of premiums, as their annual premiums mature./24/

                                            BUTLER B. STRANG,
                                    Speaker of the House of Representatives.

                                                     CHARLES H. STINSON,
                                                         Speaker of the Senate.

         Approved-The eleventh day of March, Anno Domini one thousand eight hundred and seventy.

                                                            JNO. W. GEARY

_____________________

/23/Sections 1 and 2 of this act were deleted by the 1961 Articles of Amendment.

/24/See the Supplement of 1851, sec. 5, and the Supplement of 1864 for other provisions concerning distributions of surplus.

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